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                                                                     EXHIBIT 5.1



                          [LETTERHEAD OF GRAHAM & DUNN]



December 21, 2000



The Board of Directors
Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, Montana 59901

        RE:    LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

        We have acted as counsel for Glacier Bancorp, Inc., a Delaware corporation and bank holding company ("Glacier"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 5,114,909 shares of Glacier common stock, $0.01 par value per share (the "Shares"), to be issued in accordance with the Amended and Restated Plan and Agreement of Merger dated as of September 20, 2000, (the "Plan") between Glacier and WesterFed Financial Corporation.

        In connection with the Shares that will be issued under the Plan, we have examined the following: (i) the Plan; (ii) the Registration Statement on Form S-4 filed by Glacier with the Securities and Exchange Commission on December 21, 2000 (the "Registration Statement"); and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Glacier or representations and warranties of Glacier contained in the Plan. We have assumed without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us.

        Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

        Based upon and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Plan, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Delaware and will be fully paid and nonassessessable.

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Glacier Bancorp, Inc.
December 21, 2000
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        This opinion letter is limited to the application of the laws of the
State of Delaware and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdictions.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

                                            Very truly yours,

                                            GRAHAM & DUNN PC

                                            /s/ Graham & Dunn PC